Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in Snow Lake Resources Ltd.’s Registration Statement on Form F-3 (File No. 333-272324) of our report dated October 31, 2025, relating to the consolidated financial statements of Snow Lake Resources Ltd., which appears in this Amendment No. 1 to the annual report on Form 20-F.

Date: November 10, 2025

De Visser Gray LLP

CHARTERED PROFESSIONAL ACCOUNTANTS